NEWS RELEASE Media Contact: Drew Prairie AMD Communications 512-602-4425 drew.prairie@amd.com Investor Contact: Ruth Cotter AMD Investor Relations 408-749-3887 ruth.cotter@amd.com AMD Announces Preliminary Third Quarter 2022 Financial Results • Preliminary third quarter revenue of approximately $5.6 billion, lower than prior outlook of $6.7 billion plus or minus $200 million, primarily due to weaker Client segment revenue • Revenue for Data Center, Gaming, and Embedded Segments each grew significantly year-over-year and in-line with the company’s expectations • Management to discuss financial results and outlook on Nov. 1 earnings call SANTA CLARA, Calif. ― Oct. 6, 2022 ― AMD (NASDAQ:AMD) today announced selected preliminary financial results for the third quarter of 2022. Third quarter revenue is expected to be approximately $5.6 billion, an increase of 29% year- over-year. AMD previously expected revenue to increase approximately 55% year-over-year at the mid-point of guidance. Preliminary results reflect lower than expected Client segment revenue resulting from reduced processor shipments due to a weaker than expected PC market and significant inventory correction actions across the PC supply chain. Revenue for the Data Center, Gaming, and Embedded segments each increased significantly year-over-year in-line with the company’s expectations. Gross margin is expected to be approximately 42% and non-GAAP(*) gross margin is expected to be approximately 50%. AMD previously expected non-GAAP gross margin to be approximately 54%. The gross margin shortfall to expectations was primarily due to lower revenue driven by lower Client processor unit shipments and average selling price (ASP). In addition, the third quarter results are expected to include approximately $160 million of charges primarily for inventory, pricing, and related reserves in the graphics and client businesses.

Third quarter operating expenses are expected to be approximately $2.4 billion and non-GAAP operating expenses are expected to be approximately $1.5 billion. Non-GAAP operating expenses are lower than previous expectations of $1.6 billion driven by lower variable compensation expenses in the quarter.

"The PC market weakened significantly in the quarter," said AMD Chair and CEO Dr. Lisa Su. "While our product portfolio remains very strong, macroeconomic conditions drove lower than expected PC demand and a significant inventory correction across the PC supply chain. As we navigate the current market conditions, we are pleased with the performance of our Data Center, Embedded, and Gaming segments and the strength of our diversified business model and balance sheet. We remain focused on delivering our leadership product roadmap and look forward to launching our next-generation 5nm data center and graphics products later this quarter."

	Q3 FY22 Outlook[1]	**Q3 FY22 Preliminary Results**
Revenue	~$6.7 billion, plus or minus $200 million	~$5.6 billion
Gross margin – GAAP	-	~42%
Gross margin – non-GAAP	~54%	~50%
Operating expenses – GAAP	-	~$2.4 billion
Operating expenses – non-GAAP	~$1.6 billion	~$1.5 billion

(1) Announced with the company's second quarter 2022 financial results in August 2022.

Segment[2] Revenue *($ in billions)*	**Q3 FY22 Preliminary Results**	**Q/Q**	**Y/Y**
Data Center	~$1.6	Up 8%	Up 45%
Client	~$1.0	Down 53%	Down 40%
Gaming	~$1.6	Flat	Up 14%
Embedded	~$1.3	Up 4%	Up 1,549%
Total	~$5.6	Down 15%	Up 29%

This update does not present all necessary information for an understanding of AMD's financial condition as of the date of this release, or its results of operations for the third quarter of 2022. As AMD completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make judgments in a number of areas. It is possible that

AMD may identify items that require it to make adjustments to the preliminary financial information set forth above and those adjustments could be material. AMD does not intend to update any financial information prior to release of its final third quarter financial statement information, which is currently scheduled for Nov. 1, 2022. AMD Q3’22 Earnings Conference Call AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) on Nov. 1, 2022 to discuss its third quarter 2022 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. About AMD For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages. Cautionary Statement This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such AMD’s preliminary third quarter 2022 financial results, expected inventory, pricing and related reserve charges in the graphics and client businesses; AMD’s ability to deliver its leadership product roadmap; and launching next-generation 5 nm data center and graphics products in the fourth quarter of 2022, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; global economic uncertainty; loss of a significant customer; impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; competitive markets in which AMD’s products are sold; market conditions of the industries in which AMD products are sold; cyclical nature of the semiconductor industry; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with expected features and performance levels; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyber-attacks; potential difficulties in upgrading and operating AMD’s new enterprise resource planning system; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals-related provisions and other laws or regulations; impact of acquisitions, joint ventures and/or investments, including acquisitions of Xilinx and Pensando, on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets on the combined company’s financial position and results of operation; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit facility; AMD's indebtedness; AMD's ability to generate sufficient cash to meet its working capital requirements or generate sufficient revenue and operating cash flow to make all of its planned R&D or strategic investments; political, legal, economic risks and natural disasters; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD’s stock price volatility; and worldwide political conditions. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q. (*) In this press release, in addition to selected preliminary GAAP financial results, AMD has provided preliminary non-GAAP financial measures including non-GAAP gross margin and non-GAAP operating expenses. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments, reflecting currently available information. AMD is providing these preliminary financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The preliminary non-GAAP financial measures disclosed in this press release should be viewed in addition to and not as a substitute for or superior to AMD’s preliminary results prepared in accordance with GAAP. These preliminary non-GAAP financial measures referenced are reconciled to their most directly comparable preliminary GAAP financial measures at the end of this press release. : (2) The Data Center segment primarily includes server microprocessors, GPUs, data processing units (DPUs), Field Programmable Gate Arrays (FPGAs) and adaptive SoC products for data centers. The Client segment primarily includes microprocessors, accelerated processing units (APUs) that integrate microprocessors and graphics, and chipsets for desktop and notebook personal computers. The Gaming segment primarily includes discrete graphics processing units (GPUs), semi-custom System-on-Chip (SoC) products and development services. The Embedded segment primarily includes embedded microprocessors, GPUs, FPGAs, adaptive SoC products, and Adaptive Compute Acceleration Platform (ACAP) products. From time to time, the Company may also sell or license portions of its IP portfolio. All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are acquisition-related intangible asset amortization expense, stock-based compensation expense, acquisition-related costs and licensing gain.

(3) Acquisition-related costs primarily comprised of transaction costs, purchase price adjustments for inventory and certain compensation charges AMD, the AMD Arrow logo, EPYC, Radeon, Ryzen, Threadripper, Versal and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner -30- 1 RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited) Q3 FY22 Preliminary Results GAAP gross margin % ~42% Stock-based compensation, acquisition-related costs(3), amortization of acquired intangible assets ~8 pps Non-GAAP gross margin % ~50% GAAP operating expenses ($ in billions) ~$2.4 Stock-based compensation, acquisition-related costs(3), amortization of acquired intangible assets ~$(0.9) Non-GAAP operating expenses ~$1.5